EXHIBIT 10.4

AMENDING AGREEMENT
THIS AGREEMENT dated as of the 21st day of March, 2017 is made
BETWEEN:
NESSCAP ENERGY INC.
- and –
MAXWELL TECHNOLOGIES, INC.
WHEREAS

1.
the parties hereto entered into an arrangement agreement dated February 28, 2017 (the “Arrangement Agreement”) which includes a Plan of Arrangement set out in Schedule “A” thereto (the “Plan of Arrangement”); and

2.	the parties desire to amend the Plan of Arrangement as set out herein.
NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
The Plan of Arrangement be and is hereby amended as follows:

1.	Sections 3.1(c)(ii) is deleted;

2.	the words “including to complete the distribution of certain Consideration Shares contemplated herein” in Section 3.1(d) are deleted; and

3.	Section 3.2 is deleted and replaced in its entirety with the following:
“Section 3.2    Wind-up
Following the completion of the Arrangement pursuant to Section 3.1, the Company will be wound up and dissolved and will complete the distribution of all remaining Consideration Shares as a reduction of stated capital undertaken in the course of the winding up and dissolution process.”
In all other respects the provisions of the Arrangement Agreement and the Plan of Arrangement are hereby confirmed.
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement.

This Agreement will enure to the benefit of and be binding upon the respective successors (including any successor by reason of amalgamation or statutory arrangement) and permitted assigns of the parties.
This Agreement may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.
IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date set out above.

) ) ) ) ) ) ) )	NESSCAP ENERGY INC.
	Per:	/s/ James Zuidema
Name: James Zuidema
Title: Chief Executive Officer

) ) ) ) ) ) ) )	MAXWELL TECHNOLOGIES, INC.
	Per:	/s/ Franz Fink
Name: Franz Fink
Title: CEO & President